Exhibit 99

ATTACHMENT 1

Statement of Changes in Beneficial Ownership
of Securities for Claus Moller

Name of Reporting Person	Claus Moller

Address of Reporting Person	590 Madison Avenue, 25th Floor New York, New York 10022

Date of Earliest Transaction Required to be Reported (Month/Day/Year)	09/06/13

Issuer Name and Ticker Symbol	Blount International, Inc. (BLT)

Relationship of Reporting Person to Issuer	10% Owner

Table I — Non-Derivative Securities Beneficially Owned

Title of Security	Transaction Date	Transaction Code (Code / V)	Securities Acquired (A) or Disposed of (D)	Amount of Securities Beneficially Owned Following Reported Transaction	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership
Common Stock	09/06/2013	P	20,800 shares (A) for $11.8590 per share	7,374,203	Indirect (I)	By P2 Capital Master Fund IX, L.P.

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SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct as of September 10, 2013.

Claus Moller

s/Claus Moller